SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 30, 2001


                               GENERAL MILLS, INC.
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                 Delaware              1-1185          41-0274440
          ----------------------    -----------     -------------------
         (State of Incorporation)   (Commission       (IRS Employer
                                    File Number)    Identification No.)


    Number One General Mills Boulevard
          Minneapolis, Minnesota                         55426
        (Mail:  P.O. Box 1113)                       (Mail: 55440)
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code:  (763) 764-7600


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ITEM 5. OTHER EVENTS

         On October 30, 2001, the Registrant entered into a $4.95 Billion Credit Agreement among Morgan Guaranty Trust Company of New York, as Administrative Agent, and the other financial institutions party thereto, the amount of which was increased to $6 Billion by Amendment No. 1 dated November 9, 2001. The texts of the Credit Agreement and Amendment No. 1 are attached as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated by reference herein. The above description of the Credit Agreement and Amendment No. 1 is qualified in its entirety by reference to the texts of the exhibits.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits. The following exhibits are filed as part of this report:

                  99.1 364-Day Credit Agreement, dated as of October 30, 2001, among Registrant, Morgan Guaranty Trust Company of New York, as Administrative Agent, and the other financial institutions party thereto.

                  99.2 Amendment No. 1, dated as of November 9, 2001, to Credit Agreement, dated as of October 30, 2001, among Registrant, Morgan Guaranty Trust Company of New York, as Administrative Agent, and the other financial institutions party thereto.


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                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number      Description
-------     -----------
   99.1     364-Day Credit Agreement, dated as of October 30,
            2001, among Registrant, Morgan Guaranty Trust Company of New York, as Administrative Agent, and the other financial institutions party thereto.

   99.2     Amendment No. 1, dated as of November 9, 2001, to
            Credit Agreement, dated as of October 30, 2001, among
            Registrant, Morgan Guaranty Trust Company of New
            York, as Administrative Agent, and the other financial institutions party thereto.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 15, 2001

                                                GENERAL MILLS, INC.


                                                By:       /s/ Siri S. Marshall
                                                   -----------------------------
                                                   Name:  Siri S. Marshall
                                                   Title: Senior Vice President,
                                                          General Counsel